PURINA MILLS, INC. DISCRETIONARY
                    CAPITAL ACCUMULATION PLAN
                        FOR KEY EMPLOYEES


     Purina Mills, Inc., (the "Company"), hereby establishes this Discretionary Capital Accumulation Plan for Key Employees to secure, retain and motivate certain key employees of the Company and to provide a long-term performance incentive to those key employees who make a substantial contribution to the success of the Company.


                            ARTICLE I
                            ---------

                           DEFINITIONS
                           -----------

     1.1 Age or age - solely for the purpose of determining a Participant's age on the Effective Date of Deferral, shall mean the chronological age attained by a Participant as of the birthday nearest to the Effective Date of Deferral.

     1.2 Annual Incentive Plan Bonus - shall mean the compensation with respect to the Service Year payable in the First Deferral Year which an Employee receives from the Company pursuant to the provisions of the Purina Mills, Inc.
Annual Incentive Plan.

     1.3 Beneficiary - shall mean the person or persons designated as such in accordance with Article IX hereof to receive any amount which may be payable under the Plan upon the death of a Participant.

     1.4 Committee - shall mean the Employee Relations Committee of the Company or any successor to such Committee.

     1.5 Committee Representative - shall mean any Employee who is authorized by the President of the Company to execute documents on behalf of the Committee.

     1.6 Company - shall mean Purina Mills, Inc. or any successor.

     1.7 Deferral - shall mean all or a portion of the Annual
Incentive Plan Bonus that a Participant elects to defer under the terms of this Plan.

     1.8 Deferral Election Date - shall mean the date on which the Committee accepts and executes a Participant's Deferral Statement as described in Section 2.3 hereof. Such date shall be before January 1 of the Service Year for any employee of the Company on such date. In the case of a new employee, such date shall be within 30 days after the date such person becomes an employee.

     1.9 Earliest Retirement Age - shall mean, with respect to a Participant, age fifty-five (55) or the January 1 following the Minimum Deferral Period, whichever shall last occur.

     1.10 Effective Date of the Deferral - shall mean the first date of the calendar year following a Service Year, subject to a valid deferral election, being January 1 of the year following such Service Year.

     1.11 Employee - shall mean any permanent, full-time Employee of the Company or of any subsidiary of the Company which the Committee may designate.

     1.12 First Deferral Year - shall mean the calendar year immediately following the Service Year. Under the Annual Incentive Bonus Plan, this is the year in which the eligible employee would receive the compensation were it not for the deferral election.

     1.13 Minimum Deferral Period - shall mean the period beginning with January 1 of the First Deferral Year and ending with December 31 of the fifth year after the close of the Service
Year.

     1.14 Normal Retirement Age - shall mean with respect to a Participant, age sixty-two (62) or January 1 following the Minimum Deferral Period whichever shall last occur. However, Normal Retirement Age shall mean age sixty-five (65) in the event the Participant attains age sixty-five (65) prior to the close of Minimum Deferral period.

     1.15 Participant - shall mean any Employee selected by the Committee to participate in the Plan and who elects to make a Deferral pursuant to the provisions of Section 2.3 hereof.

     1.16  Plan - shall mean the Purina Mills, Inc. Capital
Accumulation Plan for Key Employees.

     1.17 Plan Year - shall mean the calendar year.

     1.18 Prime Rate - shall mean that rate of interest from time to time announced by The Boatmen's National Bank of St. Louis as its "Prime Rate", adjusted as of the end of each month.

     1.19 Retirement - shall mean a Participant's Termination of
Employment on or after his Earliest Retirement Age.

     1.20 Retirement Income Benefit - shall mean the benefit payable to a Participant pursuant to the provision of Article IV hereof.

     1.21 Service Year - shall mean the calendar year during which the employee performed the services for which he would be eligible to receive compensation. This is the year for which the compensation is payable.

     1.22 Survivor Income Benefit - shall mean the benefit payable to a Participant's Beneficiary pursuant to the provision of Article VI hereof.

     1.23 Termination of Employment - shall mean the Employee's cessation of employment with the Company for any reason. If a Participant is on a disability leave of absence from the Company, he shall not be deemed to have terminated employment.


                            ARTICLE II
                           -----------

                      OPERATION OF THE PLAN
                      ---------------------

     2.1 Eligibility to Participate and Selection of Participants. The Committee shall annually select from those Employees participating in the Purina Mills, Inc. Annual Incentive Plan, those Employees who are eligible to participate in this Plan for such year. Such selection shall be made by the Committee in its absolute discretion and shall be based on the goals and criteria determined by the Company in establishing and maintaining this Plan. The Committee shall notify in writing those Employees selected by the Committee to participate in this Plan for such year.

     2.2 Eligibility to Make a Deferral - The Committee in its absolute discretion shall determine if a Participant, one who has elected to make a deferral under the Plan in a previous year, may make additional deferrals in subsequent Plan years. Under no circumstance shall the Committee be constrained or in any way obligated to declare any Participant eligible to make any additional deferrals based on eligibility for prior participation. The Committee shall notify in writing those Participants of the Plan who are selected as eligible to make a deferral in any Plan year.

     2.3 Making a Deferral. Each selected Employee may elect to defer all or a portion of the Annual Incentive Plan Bonus that such Employee may be entitled to receive. The Employee shall make such election by timely submitting to the Committee a Bonus Deferral Agreement, substantially in the form of the Bonus Deferral Agreement attached hereto as Exhibit A and by this reference made a part hereof. Each such Bonus Deferral Agreement shall clearly set forth the amount of the selected Employee's requested Deferral.

          The minimum amount of an Employee's Deferral shall be $2,000.00. The maximum amount of an Employee's Deferral shall be the amount of such Employee's Annual Incentive Plan Bonus.

          The Committee shall approve or disapprove each selected Employee's request to make a Deferral and the amount thereof. Each such approval or disapproval shall be evidenced by a Committee Representative appropriately acknowledging and executing the Employee's Bonus Deferral Agreement and delivering a copy of such executed Bonus Deferral Agreement to the Employee.

     2.4 Becoming a Participant. A selected Employee shall become a Participant in the Plan as of the Effective Date of the Deferral.

     2.5 Amendment of a Bonus Deferral Agreement. A Bonus Deferral Agreement can be modified or amended at any time prior to January 1 of the Service Year. For an amendment or modification to be effective, such amendment or modification shall be made in writing and executed by the Participant and agreed to in writing by a Committee Representative.

     2.6 Confirmation of Bonus Deferral Agreement. Within a reasonable time after a Participant's actual Deferral is made on the books and records of the Company, a Committee Representative shall deliver to such Participant a Confirmation of Deferral Statement. Such Confirmation of Deferral Statement shall set forth: (A) the actual amount of the Participant's Deferral; (B) the Retirement Income Benefit pertaining to the Deferral; and (C) the Survivor Income Benefit pertaining to the Deferral. The Confirmation of Deferral Statement shall be substantially in the form of the Confirmation of Deferral Statement attached hereto as Exhibit B and by this reference made a part hereof.


                           ARTICLE III
                           -----------

                      ADMINISTRATION OF PLAN
                     ----------------------

     3.1 Interpretation of Plan. The construction and interpretation by the Committee of any provision of the Plan shall be final and conclusive. Subject only to the other provisions of the Plan, the Committee shall have the sole and absolute discretion to determine which Employees shall be selected to become Participants in the Plan, and to determine and approve the amount of any Participant's requested Deferral.

     3.2 Delegation of Duties. The Committee may, in its sole and absolute discretion, delegate any or all of its duties pursuant to the Plan to any other person, who need not be an Employee; provided, however, the Committee may not delegate its authority to: (A) determine those Employees selected to become Participants in the Plan; and (B) approve the amount of a Participant's requested Deferral.

                            ARTICLE IV
                           ----------

                    RETIREMENT INCOME BENEFITS
                   --------------------------

     4.1 Amount of Retirement Income Benefits. The amount of a Participant's annual Retirement Income Benefit is dependent upon:
(A) the amount of the Participant's Deferral; (B) the Participant's age on the Effective Date of the Deferral; and (C) the Participant's age at the time he incurs a Termination of Employment. The amount or method of calculation of benefits [based on Deferrals in $10,000 increments] payable under this Plan at Normal Retirement Age shall be provided to all employees offered an opportunity to request a deferral prior to their making such request and, with respect to any deferrals requested and granted by the Committee, shall be set forth in the written confirmation of deferral provided for under Section 2.6.

          The amount of the Retirement Income Benefit hereunder shall be provided to each eligible Employee at the time he is notified by the Committee of his selection to make a Deferral hereunder. The amount of each Participant's Retirement Income Benefit (if he should incur a Termination of Employment on or after his Normal Retirement Age) shall be set forth in such Participant's Confirmation of Deferral Statement referred to in
Section 2.6 hereof.

          In the event a Participant incur a Termination of Employment on or after his Earliest Retirement Age but prior to his Normal Retirement Age, the amount of his Retirement Income Benefit shall be actuarially reduced in accordance with the reduction factors set forth in Exhibit C attached hereto and by this reference made a part hereof. The information set forth in Exhibit C shall also be provided to each selected Employee at the time he is notified by the Committee of his eligibility to make a Deferral hereunder and shall be attached to each Participant's Confirmation of Deferral Statement.

     4.2 Entitlement to and Payment of Normal Retirement
Benefit. Each Participant retiring on or after his Normal Retirement Age shall be entitled to receive his Retirement Income Benefit payable in equal monthly installments in such amounts as is set forth in his Confirmation of Deferral Statement. Payment of a Participant's monthly Retirement Income Benefit shall be made for the life of the Participant.

          Payment of the Participant's monthly Retirement Income
Benefits shall begin as of the first day of the month following the month in which such Participant's Retirement occurs.

          The Participant may submit a written request to the Committee to have the payments of his Retirement Income Benefit pursuant to this Section 4.2 commence at a later date. The approval of such request shall be in the absolute discretion of the Committee.

     4.3 Entitlement to Early Retirement Benefit. A Participant who incurs a Termination of Employment on or after his Earliest Retirement Age and prior to his Normal Retirement Age shall be entitled to receive his Retirement Income Benefit payable in equal monthly installments during his lifetime, actuarially reduced in accordance with Exhibit C hereof, as is applicable.

          Payment of the Participant's monthly retirement Income
Benefits shall commence as of the first day of the month following the month in which such Participant's Retirement occurs.

          The Participant may submit a written request to the Committee to have the payments of his Retirement Income Benefit pursuant to this Section 4.3 commence at a later date. The approval of such request shall be in the absolute discretion of the Committee.

     4.4  Participant's Death While Receiving Retirement Income
Benefit Payments. In the event:

          (A)  of the death of a Participant whose Retirement
     Benefits are in pay-status (pursuant to the provisions of Section 4.2 or 4.3 above); and

          (B) such Participant had not yet received one hundred eighty (180) monthly payments of his Retirement Income
Benefit at the time of his death, then the balance of such one hundred eighty (180) monthly Retirement Income Benefit payments shall be paid to the Participant's Beneficiary.


                            ARTICLE V
                            ---------

            TERMINATION OF EMPLOYMENT BEFORE EARLIEST
            -----------------------------------------
                         RETIREMENT AGE
                         --------------

     5.1 Voluntary Termination of Employment Prior to Earliest Retirement Age. In the event a Participant voluntarily incurs a Termination of Employment before attaining his Earliest
Retirement Age, such Participant shall be entitled to receive a lump sum payment equal to: (A) the original amount of his Deferral; plus (B) interest on the amount of the Deferral from the Effective Date of deferral to the date of his Termination of Employment, in an amount equal to the Prime Rate over such time period.

          Such lump sum payment shall be made as of the February
1 of the calendar year following the calendar year in which the Participant's Termination of Employment occurs, or such other date as is requested in writing by the Participant and is approved in writing by the Committee.

          The Participant may request in writing, no later than December 31 of the calendar year in which his Termination of Employment occurs, that the payment of his benefits pursuant to this Section 5.1 be made in not more than ten (10) substantially equal annual installments beginning not later than the February 1 of the calendar year following the calendar year in which his Termination of Employment occurs.

          The approval or disapproval of any Participant's request provided for in this Section 5.1 shall be in the absolute discretion of the Committee.

     5.2  Involuntary Termination of Employment Prior To Earliest
Retirement Age.

          (A) A Participant who is involuntarily terminated prior to his Earliest Retirement Age shall be entitled to receive the Retirement Income Benefit which he would have received pursuant to the provisions of 4.3 hereof as if he had remained employed by the Company until his Retirement on or after attaining his Earliest Retirement Age.

          Payment of such monthly Retirement Income Benefits shall commence as of the February 1 of the calendar year following the calendar year in which the Participant attains his Earliest Retirement Age, or such other date as is requested in writing by the Participant and is approved in writing by the Participant and is approved in writing by the Committee.

          (B) A Participant entitled to benefits pursuant to the provisions of this Section 5.2 may request in writing, at any time after his Termination of Employment and prior to his attainment of his Earliest Retirement Age, that such benefits due hereunder be paid in the form of a lump sum payment equal to: (1) the original amount of his Deferral; plus (2) interest on the amount of the Deferral from the Effective Date of the Deferral to the date of his Termination of Employment equal to the Prime Rate over such time period. Such lump sum payment of benefits shall be in lieu of payment of such Participant's Retirement Income Benefit and shall be paid not later than thirty (30) days following the Committee's written approval, if applicable, of such request by the Participant.

          Notwithstanding the foregoing, the Participant may submit a written request to the Committee, not later than the December 31 of the year in which his Termination of Employment occurs, that in lieu of a lump sum payment to him pursuant to the provisions of this Section 5.2(B), the amount of such benefits be paid in not more than ten (10) substantially equal annual installments beginning not later than the February 1 of the calendar year following the calendar year in which his Termination of Employment occurs.

          The approval or disapproval of any Participant request provided for in this Section 5.2 shall be in the absolute discretion of the Committee.

     5.3 Disability. A Participant on disability leave of absence from the Company shall continue to participate in the Plan as if the Participant were actively working.

                           ARTICLE VI
                           ----------

                    SURVIVOR INCOME BENEFITS
                    ------------------------

     6.1 Entitlement to Survivor Income Benefits. In the event a Participant dies after his Deferral Effective Date and prior to the time payment of his benefits commence pursuant to the provisions of Article IV or Article V hereof, the Participant's
Beneficiary shall be entitled to receive the Participant's
Survivor Income Benefit for fifteen (15) years, payable in equal monthly installments.

          Payment of Survivor Income Benefits to a Participant's
Beneficiary shall commence as soon as is practicable following the date on which the Committee receives the Participant's certificate of death.

     6.2  Amount of Survivor Income Benefits.  The amount of the
Survivor Income Benefit is dependent upon: (A) the amount of the Participant's Deferral; and (B) the Participant's age as of the Effective Date of the Deferral.

          The amount of the Survivor Income Benefit hereunder shall be provided to each eligible Employee at the time he is notified by the Committee of his eligibility to make a Deferral hereunder. The amount of each Participant's Survivor Income Benefit shall be set forth in such Participant's Confirmation of Deferral Statement.

     6.3 Death Prior to Deferral. In the event that an Employee dies between the time of the Deferral Election Date and the Effective Date of the Deferral, no Deferral shall actually be made by the Company for the benefit of such deceased Employee.
In such an event, the Bonus Deferral Agreement shall be deemed to have been revoked and the terms of this Plan as it relates to such deceased Employee shall be of no further force or effect.

                           ARTICLE VII
                           -----------

                     LUMP SUM PAYMENT OPTION
                     -----------------------

          Any Participant or Beneficiary receiving benefits under this Plan payable in monthly installments may submit a written request to the Committee to have such benefits be paid instead in a single lump sum. The approval of such request shall be in the absolute discretion of the Committee.

          The amount of such single lump sum shall be calculated by subtracting the number of monthly installments already paid to a Participant or Beneficiary from the number one hundred eighty (180). The difference shall then be multiplied by the amount of each monthly installment then being received. The result shall then be reduced to its present value at the time of payment of the single lump sum. The rate of interest to be used in determining such present value shall be the Prime Rate at the time the determination is made.

        Notwithstanding the foregoing, a Participant receiving payment of his benefits in annual installments pursuant to the provisions of Section 5.2(B) hereof shall not be eligible to request a lump sum payment of the remainder of his benefits pursuant to this Article VII prior to his attainment on his Earliest Retirement Age.

                           ARTICLE VII
                           -----------

                  COMPETITION WITH THE COMPANY
                  ----------------------------

          Notwithstanding anything to the contrary in this Plan, if at any time after a Participant's Retirement (not including an involuntary Termination of Employment after age 55 or a voluntary Termination of Employment before age 55), such Participant, within two(2) years after he incurs a Termination of Employment, engages directly or indirectly in competition with the Company, or discloses or divulges to any other person, firm or entity or uses for the Participant's own benefit, or the benefit of any business in competition with the Company, any trade secrets, confidential information or propriety methods of the Company, then the Participant shall totally forfeit any rights to a Retirement Income Benefit under this Plan.

          In such an event, the Participation shall receive a lump sum payment equal to the original amount of his Deferral plus interest thereon from the Effective Date of the Deferral to the date of payment of the lump sum, in an amount equal to three percent (3%) less than the average of the Prime Rate over such time period. Such lump sum payment shall be made thirty (30) days following the Committee's determination that the Participant engaged in competition with the Company.

         If a Participant has already begun to receive his Retirement Income Benefit at the time determination hereunder is made that he engaged in competition, the amount of benefits which have already been paid to him shall be deducted from the amount of the lump sum to be paid to him under the foregoing paragraph.

         A determination that a Participant has engaged or is engaging in competition with the Company shall be made by the Committee in its sole and absolute discretion. In exercising its discretion, the Committee shall consider, among other factors, the nature of the competitive activity, the potential harm to the Company which may result from the competitive activity and the Participant's financial need. Upon request, the Committee shall advise a Participant whether it deems an activity which the Participant proposes to engage to be a competitive activity.

                            ARTICLE IX
                            ----------

                   DESIGNATION OF BENEFICIARY
                   --------------------------

         Each Participant shall file with the Committee a written designation of the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan on or after such Participant death. A Participant may, from time to time, revoke or change such designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation or change or revocation thereof, shall be effective unless and until received by the Committee prior to the Participant's death.

          If no such Beneficiary is designated or if the designated Beneficiary dies prior to the death of the Participant, the balance of any amounts payable hereunder shall be reduced to its present value and paid in a lump sum to the personal representative, executor or administrator of the estate of the Participant. The rate of interest to be used in determining any present value hereunder shall be the Prime Rate.

          If the designated Beneficiary dies after the death of the Participant but prior to the payment of any benefits hereunder, the balance of any amounts payable hereunder shall be reduced to its present value and paid in a lump sum to the personal representative, executor or administrator of the estate of such designated Beneficiary (unless specified to the contrary in the Beneficiary designation).

                            ARTICLE X
                            ---------

                          OTHER MATTERS
                          -------------

     10.1 Amendment or Termination of Plan. The Company presently intends to continue this Plan indefinitely but reserves the right to terminate this Plan at any time. The Company may amend this Plan at any time. No such termination or amendment shall adversely affect the rights of any Participant as to any benefit accrued prior to the date of such termination or amendment.

     10.2 Nonalienation of Benefits. Subject to the provisions of Article IX hereof, no right to receive payment of benefits under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, charge, mortgage, attachment, garnishment or hypothecation and any attempt to anticipate, alienate, sell, assign, pledge, encumber, mortgage, attach, garnish, hypothecate or create a security interest in or otherwise encumber or otherwise dispose of the same (by operation of law or otherwise) shall be null and void. If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, mortgage, hypothecate or charge any benefit, then such benefit shall, in the discretion of the Committee, cease and terminate and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary, his or her spouse, children, other dependents or any of them, in such manner and in such proportion as the Committee may deem proper hereunder (by operation of law or otherwise).

     10.3 Withdrawals. A Participant may not obtain a hardship withdrawal from the Plan while he is still employed by the Company.

     10.4 General Creditor Status. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     10.5  Unfunded Plan.
     (A) The Plan is intended to constitute, for both income tax and Title I of ERISA purposes, an unfunded deferred compensation arrangement for a select group of Employees.

     (B) In order to assist in meeting its obligations hereunder, the Company may establish a grantor trust within the meaning of subpart E, Part 1, subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and to contribute to such trust assets to be held therein until paid to Plan participants and their beneficiaries, subject to the claims of the Company's general creditors in the event the Company becomes Insolvent. For purposes of this Section 10.5, the Company shall be considered "Insolvent" if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     10.6 Taxes. The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

     10.7 No Promise of Continued Employment. Nothing in this Plan shall be construed to limit in any way the Company's right to terminate the Employee's employment with the Company at any time nor be evidence of any agreement or understanding that the Company will employ Employee in any particular position or at any rate of remuneration.

     10.8 Insurance. The Company may insure the lives of any one, or more or all of the Participants. A Participant whose Deferral is approved by the Committee shall, as a condition of his Deferral, cooperate in providing any information or submitting to any necessary examination that may be requested by the Company in connection with its application for such insurance policies. The Company shall be the applicant, owner and beneficiary of such policies. The Participant shall have no interest in any policies nor will Participant be able to look to an insurance carrier for benefits. The Company shall have the right to assign ownership of any such policy to the trustee of a trust established by the Company pursuant to Section 10.5 hereof and to name such trustee as the beneficiary of such policy.

     10.9 Severability. In the event that any provision of this Plan is found to be ineffective, only that provision shall be ineffective and shall not affect the operation of the rest of the Agreement.

     10.10 Governing Law. This Plan shall be construed in accordance with and governed by the law of the State of Missouri.

     10.11 Binding Effect. This Plan shall be binding upon and enure to the benefit to the Company, its successors and assigns and the Employee and his heirs, executors, administrators, and legal representatives.

     10.12  Entire Agreement. This Plan and the Confirmation of
Deferral Statement constitute the entire Agreement between the Participant and the Company with respect to the Deferral.

     10.13 Gender. Except where otherwise clearly stated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

     10.14 Address of Participant or Beneficiary. Each Participant shall keep the Company apprised of his current address and the current address of any Beneficiary at all times during participation in the Plan. Upon the death of a Participant, Beneficiaries who are entitled to receive payment of benefits under the Plan shall keep the Company apprised of their current address until the entire amount to be distributed hereunder has been paid.

     10.15 Arbitration. Any controversy or claim arising out of or relating to this Plan shall be settled by arbitration in accordance with the then prevailing Arbitration Rules of the American Arbitration Association, and judgement upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof.

     10.16 No Waiver. None of the provisions contained in this Plan shall constitute a waiver of any of the terms or conditions under the Purina Mills, Inc. Annual Incentive Plan.

                                                        EXHIBIT A
                                                        ---------

                       PURINA MILLS, INC.
             DISCRETIONARY CAPITAL ACCUMULATION PLAN
                    BONUS DEFERRAL AGREEMENT

In response to your memo to me dated _________ ___, __________ regarding the Company's Capital Accumulation Plan, I hereby elect:

_    DEFERRAL
     (Please check here and enter a dollar amount below if you are requesting any deferral of your____ Bonus. Any part not deferred will be paid.) of $______________(minimum
     $2,000.00) of any ____Bonus which may be payable to me.

     I understand that the dollar amount elected cannot exceed the maximum amount of the bonus I may be entitled to under the Annual Incentive Plan. If my actual bonus is less than the amount I have elected to defer, my actual deferral will be 100% of bonus.

     Please note that your CAP deferral will be subject to FICA (Social Security) Withholding taxes unless you notify Human Resources, in writing, that you do not wish to have FICA taxes withheld. Your notification must be received by Human resources by December 31. If you do not wish to have FICA taxes withheld from your deferral, the applicable taxes will be withheld from the cash portion of our Bonus. If the cash portion of your Bonus is not sufficient, taxes will be withheld from your CAP deferral

_ NO DEFERRAL (Please check here only if you are not requesting any deferral above)

I understand that any decision regarding any bonus that may be paid to me this year or deferred for future payment is at the discretion of the Employee Relations Committee.

SSN:___________  NAME:   ____________________
                            (Type or Print)
DATE:___________ SIGNATURE: ____________________

Purina Mills, Inc. hereby acknowledges the receipt and agrees to the deferral requested, subject to the terms and conditions of the Plan.

DATE:___________ SIGNATURE: ____________________
                            Manager, Compensation

THIS REQUEST MUST BE COMPLETED AND RETURNED BY DECEMBER 31, ____.
Please send to: Human Resources 1-E, St. Louis

                                                        EXHIBIT B
                                                        ---------

                       PURINA MILLS, INC.
             DISCRETIONARY CAPITAL ACCUMULATION PLAN
                        FOR KEY EMPLOYEES
               CONFIRMATION OF DEFERRAL STATEMENT

To:_______________________________ (Name of Participant)
          (Type or Print)

From: The Employee Relations Committee of Purina Mills, Inc.

    Effective January 1, _____, the amount of $_________ awarded to you under the Purina Mills, Inc. Annual Incentive Plan shall be deferred for future payment pursuant to the provisions of the Purina Mills, Inc. Discretionary Capital Accumulation
Plan for Key Employees (the "Plan").

    Your "Normal Retirement Age" under the Plan is when you attain age 62 or January 1, ______, whichever occurs last:
However, " Normal retirement Age" is age 65 if you attain age 65 prior to January 1, _____. If you retire from Purina Mills, Inc. (the "Company") on or after your Normal Retirement Age, your Retirement Income Benefit will be $______ a year for life, payable in monthly installments of approximately $______each.

    Your "Earliest Retirement Age" under the Plan is when you attain age 55 or January 1, ____, whichever occurs last. If you retire from the Company on or after your Earliest Retirement Age but before your Normal Retirement Age, your Retirement Income Benefit will be reduced in accordance with actuarial reduction factors set forth in the Table attached to this Statement.

     If you die before your Retirement Income Benefit commences, your Designated Beneficiary will receive an annual
Survivor Income Benefit in the amount of $ ____ for 15 years, payable in 180 monthly installments of approximately $_____ each.

                         By: ______________________

                         Title: ___________________

                         Date: ____________________

                    RETIREMENT INCOME BENEFIT
                   ACTUARIAL REDUCTION FACTORS

                                               EXHIBIT B
                                               --------- (continued)

           % OF                                                         MONTHS
          BENEFITS
AGE         PAID         1         2         3         4         5         6         7         8         9         10        11

65         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
64         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
63         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
62         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
61          89.572     90.441    91.310    92.179    93.048    93.917    94.786    95.655    96.524    97.393     98.262    99.131
60          81.034     81.745    82.457    83.168    83.880    84.591    85.303    86.015    86.726    87.438     88.149    88.861

59          73.300     73.944    74.589    75.233    75.878    76.522    77.167    77.811    78.456    79.100     79.745    80.389
58          66.295     66.879    67.462    68.046    68.630    69.214    69.797    70.381    70.965    71.549     72.132    72.716
57          59.951     60.479    61.008    61.537    62.065    62.594    63.123    63.652    64.180    64.709     65.238    65.766
56          54.204     54.683    55.162    55.641    56.120    56.599    57.078    57.556    58.035    58.514     58.993    59.472
55          50.000     50.350    50.701    51.051    51.401    51.752    52.102    52.453    52.803    53.153     53.504    53.854

                    PURINA MILLS, INC.
             DISCRETIONARY CAPITAL ACCUMULATION PLAN
          RETIREMENT INCOME ACTUARIAL REDUCTION FACTORS

                                               EXHIBIT C
                                               ---------

           % OF                                                         MONTHS
          BENEFITS
AGE         PAID         1         2         3         4         5         6         7         8         9         10        11

65         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
64         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
63         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
62         100.000    100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000   100.000    100.000   100.000
61          89.572     90.441    91.310    92.179    93.048    93.917    94.786    95.655    96.524    97.393     98.262    99.131
60          81.034     81.745    82.457    83.168    83.880    84.591    85.303    86.015    86.726    87.438     88.149    88.861

59          73.300     73.944    74.589    75.233    75.878    76.522    77.167    77.811    78.456    79.100     79.745    80.389
58          66.295     66.879    67.462    68.046    68.630    69.214    69.797    70.381    70.965    71.549     72.132    72.716
57          59.951     60.479    61.008    61.537    62.065    62.594    63.123    63.652    64.180    64.709     65.238    65.766
56          54.204     54.683    55.162    55.641    56.120    56.599    57.078    57.556    58.035    58.514     58.993    59.472
55          50.000     50.350    50.701    51.051    51.401    51.752    52.102    52.453    52.803    53.153     53.504    53.854
